                                                                    EXHIBIT 10.1


                           REVOLVING CREDIT AGREEMENT

                                      among

                            ATMOS ENERGY CORPORATION
                                  as Borrower,

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                                  BANK ONE, NA
                            as Administrative Agent,

                                       AND

                                  SUNTRUST BANK
                              as Syndication Agent,

                                       AND


                             BANK OF AMERICA, N.A.,
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       AND
                                SOCIETE GENERALE,
                           as Co-Documentation Agents


                          DATED AS OF OCTOBER 22, 2004



                           J.P. MORGAN SECURITIES INC.
                                       AND
                           SUNTRUST ROBINSON HUMPHREY,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.
                    as Co-Lead Arrangers and Co-Book Runners

                                TABLE OF CONTENTS

                                                                                                               PAGE
     SECTION 1.       DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         1.1      Definitions....................................................................................1
         1.2      Computation of Time Periods...................................................................12
         1.3      Accounting Terms..............................................................................12
         1.4      Time..........................................................................................13

     SECTION 2.       LOANS.....................................................................................13

         2.1      Aggregate Commitment..........................................................................13
         2.2      Method of Borrowing for Loans.................................................................13
         2.3      Funding of Loans..............................................................................13
         2.4      Continuations and Conversions.................................................................14
         2.5      Minimum Amounts...............................................................................15
         2.6      Reductions of Aggregate Commitment............................................................15
         2.7      Notes.........................................................................................15

     SECTION 3.       PAYMENTS..................................................................................16

         3.1      Interest......................................................................................16
         3.2      Prepayments...................................................................................16
         3.3      Payment in full at Maturity...................................................................17
         3.4      Fees..........................................................................................17
         3.5      Place and Manner of Payments..................................................................17
         3.6      Pro Rata Treatment............................................................................18
         3.7      Computations of Interest and Fees.............................................................18
         3.8      Sharing of Payments...........................................................................19
         3.9      Evidence of Debt..............................................................................20

     SECTION 4.       ADDITIONAL PROVISIONS REGARDING LOANS.....................................................20

         4.1      Eurodollar Loan Provisions....................................................................20
         4.2      Capital Adequacy..............................................................................22
         4.3      Compensation..................................................................................23
         4.4      Taxes.........................................................................................23
         4.5      Mitigation; Replacement of Lenders............................................................26

     SECTION 5.       CONDITIONS PRECEDENT......................................................................27

         5.1      Closing Conditions............................................................................27
         5.2      Conditions to Loans...........................................................................29

     SECTION 6.       REPRESENTATIONS AND WARRANTIES............................................................29

         6.1      Organization and Good Standing................................................................29
         6.2      Due Authorization.............................................................................29
         6.3      No Conflicts..................................................................................30
         6.4      Consents......................................................................................30

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               PAGE
         6.5      Enforceable Obligations.......................................................................30
         6.6      Financial Condition...........................................................................30
         6.7      No Material Change............................................................................31
         6.8      No Default....................................................................................31
         6.9      Litigation....................................................................................31
         6.10     Taxes.........................................................................................31
         6.11     Compliance with Law...........................................................................31
         6.12     Material Agreements...........................................................................31
         6.13     ERISA.........................................................................................32
         6.14     Use of Proceeds...............................................................................33
         6.15     Government Regulation.........................................................................33
         6.16     Disclosure....................................................................................33
         6.17     Environmental Matters.........................................................................34
         6.18     Insurance.....................................................................................34
         6.19     Franchises, Licenses, Etc.....................................................................34
         6.20     Secured Indebtedness..........................................................................34
         6.21     Subsidiaries..................................................................................34

     SECTION 7.       AFFIRMATIVE COVENANTS.....................................................................35

         7.1      Information Covenants.........................................................................35
         7.2      Debt to Capitalization Ratio..................................................................37
         7.3      Preservation of Existence, Franchises and Assets..............................................37
         7.4      Books and Records.............................................................................38
         7.5      Compliance with Law...........................................................................38
         7.6      Payment of Taxes and Other Claims.............................................................38
         7.7      Insurance.....................................................................................38
         7.8      Use of Proceeds...............................................................................38
         7.9      Audits/Inspections............................................................................38

     SECTION 8.       NEGATIVE COVENANTS........................................................................39

         8.1      Nature of Business............................................................................39
         8.2      Consolidation and Merger......................................................................39
         8.3      Sale or Lease of Assets.......................................................................39
         8.4      Arm's-Length Transactions.....................................................................39
         8.5      Fiscal Year; Organizational Documents.........................................................40
         8.6      Liens.........................................................................................40

     SECTION 9.       EVENTS OF DEFAULT.........................................................................41

         9.1      Events of Default.............................................................................41
         9.2      Acceleration; Remedies........................................................................44
         9.3      Allocation of Payments After Event of Default.................................................45

     SECTION 10.      AGENCY PROVISIONS.........................................................................45

         10.1     Appointment...................................................................................45

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         10.2     Delegation of Duties..........................................................................46
         10.3     Exculpatory Provisions........................................................................46
         10.4     Reliance on Communications....................................................................47
         10.5     Notice of Default.............................................................................47
         10.6     Non-Reliance on Administrative Agent and Other Lenders........................................47
         10.7     Indemnification...............................................................................48
         10.8     Administrative Agent in Its Individual Capacity...............................................48
         10.9     Successor Agent...............................................................................48

     SECTION 11.      MISCELLANEOUS.............................................................................49

         11.1     Notices.......................................................................................49
         11.2     Right of Set-Off..............................................................................50
         11.3     Benefit of Agreement..........................................................................50
         11.4     No Waiver; Remedies Cumulative................................................................53
         11.5     Payment of Expenses, etc......................................................................53
         11.6     Amendments, Waivers and Consents..............................................................54
         11.7     Counterparts/Telecopy.........................................................................55
         11.8     Confidentiality...............................................................................55
         11.9     Headings......................................................................................55
         11.10    Defaulting Lender.............................................................................55
         11.11    Survival of Indemnification and Representations and Warranties................................56
         11.12    Governing Law; Venue..........................................................................56
         11.13    Waiver of Jury Trial..........................................................................56
         11.14    Severability..................................................................................57
         11.15    Further Assurances............................................................................57
         11.16    Entirety......................................................................................57
         11.17    Binding Effect; Continuing Agreement..........................................................57
         11.18    USA Patriot Act...............................................................................58

SCHEDULES
Schedule 1.1(a)   Commitment Percentages
Schedule 1.1(b)   Pricing Schedule
Schedule 6.20     Secured Indebtedness
Schedule 6.21     Subsidiaries
Schedule 11.1     Notices

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
EXHIBITS

Exhibit 2.2       Form of Notice of Borrowing
Exhibit 2.4       Form of Notice of Continuation/Conversion
Exhibit 2.7       Form of Note
Exhibit 7.1(c)    Form of Officer's Certificate
Exhibit 11.3(b)   Form of Assignment Agreement

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (this "Credit Agreement"), dated as of October 22, 2004, is entered into among ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Borrower"), the Lenders (as defined herein) and BANK ONE, NA as agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, the Borrower wishes, from time to time, to obtain loans in the principal sum of up to $600,000,000 and the Lenders are willing to make such loans to the Borrower, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1.

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular.

                  "Acquisition Agreements" means the Agreement and Plan of Merger, dated as of June 17, 2004, by and between TXU Gas Company and LSG Acquisition Corporation, and all amendments and supplements thereto and all other related agreements and documents issued or delivered thereunder or pursuant thereto.

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage for Eurodollar Loans.

                  "Administrative Agent" means Bank One, NA and any successors and assigns in such capacity.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (b) to direct or cause direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Services Address" means 1 Bank One Plaza, 10th Floor, Chicago, IL 60670 or such other address as the Administrative Agent may designate in writing.

                  "Aggregate Commitment" means six hundred million Dollars ($600,000,000) as such amount may be otherwise reduced in accordance with Section 2.6.

                  "Applicable Percentage" - See the Pricing Schedule.

                  "Arrangers" means J.P. Morgan Securities Inc. and SunTrust Robinson Humphrey, a Division of SunTrust Capital Markets, Inc.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means a fluctuating rate of interest equal to the higher of (a) the Prime Rate and (b) the sum of the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2% per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means a Loan which bears interest based on the Base Rate plus the Applicable Percentage.

                  "Borrower" means Atmos Energy Corporation, a Texas and Virginia corporation.

                  "Borrower Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Chicago, Illinois; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Change of Control" means either of the following events:

                           (a) any "person" or "group" (within the meaning of
                  Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 (other than subsection (d) thereof) and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 40% or more of the voting power of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for voting stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                           (b) during any period of two consecutive calendar
                  years, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage opposite such Lender's name on
         Schedule 1.1(a), as such percentage may be modified by assignment in accordance with the terms of this Credit Agreement.

                  "Commitments" means, collectively, each Lender's share of the Aggregate Commitment based upon such Lender's Commitment Percentage, as reflected on Schedule 1.1(a).

                  "Consolidated Capitalization" means, without duplication, the sum of (a) all of the shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP plus (b) the aggregate principal amount of Preferred Securities plus (c) the aggregate Minority Interests in Subsidiaries plus (d) Consolidated Funded Debt.

                  "Consolidated Funded Debt" means, without duplication, the sum of (a) all indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money indebtedness of the Borrower and its Subsidiaries (other than trade accounts payable), (c) the principal portion of all obligations of the Borrower and its Subsidiaries under capital leases, (d) all commercial letters of credit and all performance and standby letters of credit issued or bankers' acceptances created for the account of the Borrower or one of its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of the Borrower and its Subsidiaries with respect to funded indebtedness of another Person of the types listed in clauses (a) through (d),

         (f) all indebtedness of another entity secured by a Lien on any property of the Borrower or any of its Subsidiaries whether or not such indebtedness has been assumed by the Borrower or any of its Subsidiaries, (g) all indebtedness of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated with respect thereto, net of any assets of such partnership or joint venture and in the case of the Capital Stock of such partnership or joint venture being held by a Subsidiary, limited to the net worth of such Subsidiary, (h) all obligations of the Borrower and its Subsidiaries to advance or provide funds or other support for the payment or purchase of funded indebtedness (including, without limitation, maintenance agreements, comfort letters or similar agreements or arrangements) (other than as may be given in respect of
         AEM) and (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of the Borrower or one of its Material Subsidiaries where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided that neither the indebtedness of Atmos Energy Marketing, LLC ("AEM") incurred in connection with the purchase of gas by AEM for resale to the Borrower nor the guaranty by the Borrower or one of its Subsidiaries of such indebtedness shall be included in this definition if such indebtedness has been outstanding for less than two months from the date of its incurrence by AEM.

                  "Consolidated Net Property" means the Fixed Assets less, without duplication, the amount of accumulated depreciation and amortization attributable thereto.

                  "Credit Documents" means this Credit Agreement, the Notes, any Notice of Borrowing and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Debt to Capitalization Ratio" means the ratio of (a) Consolidated Funded Debt to (b) Consolidated Capitalization.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Effective Date" means the date on which all of the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been received by the Borrower; and (iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment,
         (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or
         (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means a Loan bearing interest at the Adjusted Eurodollar Rate.

                  "Eurodollar Rate" means, with respect to any Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period, and having a maturity equal to such Interest Period, adjusted for Federal Reserve Board reserve requirements by multiplying the rate so appearing by a fraction (i) the numerator of which is one and (ii) the denominator of which is one minus the Eurodollar Reserve Percentage.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities, as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing Credit Agreement" means that certain 364-Day Revolving Credit Agreement, dated as of July 23, 2004, among the Borrower, the lenders identified therein and Bank One, NA, as administrative agent, as amended, modified, supplemented or replaced from time to time.

                  "Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or if such rate is not so published for such day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that certain letter agreement, dated as of June 30, 2004, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Financial Officer" means any one of the chief financial officer, the controller or the treasurer of the Borrower.

                  "Fixed Assets" means the assets of the Borrower and its Subsidiaries constituting "net property, plant and equipment" on the consolidated balance sheet of the Borrower and its Subsidiaries.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any indebtedness for borrowed money of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or other obligation or any property constituting security therefor, (b) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or (c) to otherwise assure or hold harmless the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the indebtedness in respect of which such Guaranty Obligation is made.

                  "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and, in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the last day of each three-month period during such Interest Period.

                  "Interest Period" means as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions of Eurodollar Loans); provided, however,
         (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) with respect to Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind.

                  "Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.1.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, liabilities, results of operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Credit Agreement or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder.

                  "Material Subsidiary" means, at any date, a Subsidiary of the Borrower whose aggregate assets properly included under the category "property, plant and equipment" on the balance sheet of such Subsidiary, less the amount of depreciation and amortization attributable thereto, constitutes at least 10% of Consolidated Net Property as of such date; provided that if at any time the Borrower has Subsidiaries that are not Material Subsidiaries whose total aggregate assets under the category "property, plant and equipment" on the balance sheet of such Subsidiaries, less the amount of depreciation and amortization attributable thereto, constitute more than 20% of Consolidated Net Property as of such date the Borrower shall designate one or more of such Subsidiaries as Material Subsidiaries for the purposes of this Credit Agreement in order that all Subsidiaries of the Borrower, other than Material Subsidiaries, own not more than 20% of Consolidated Net Property.

                  "Maturity Date" means October 20, 2005, provided that if the Borrower fails to deliver to the Administrative Agent on or before December 30, 2004 evidence satisfactory to the Administrative Agent of the authorization by the Virginia State Corporation Commission of the borrowing of Loans hereunder having a maturity of October 20, 2005, then the Maturity Date shall be December 31, 2004.

                  "Minority Interests" means interests owned by Persons (other than the Borrower or a Subsidiary of the Borrower) in a Subsidiary of the Borrower in which less than 100% of all classes of the voting securities are owned by the Borrower or its Subsidiaries.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Moody's Rating" - see the Pricing Schedule.

                  "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which the Borrower or any ERISA Affiliate and at least one employer other than the Borrower or any ERISA Affiliate are contributing sponsors.

                  "1957 Indenture" means, collectively, that certain Indenture of Mortgage, dated as of March 1, 1957, granted by Greeley Gas Company (predecessor in interest to the Borrower) to The Central Bank and Trust Company, as original Trustee, and all Supplemental Indentures thereto.

                  "1959 Indenture" means, collectively, that certain Indenture of Mortgage, dated as of July 15, 1959, granted by United Cities Gas Company (predecessor in interest to the Borrower) to City National Bank and Trust Company of Chicago and R. Emmett Hanley, as the original Trustees, and all Supplemental Indentures thereto, including, without limitation, that certain First Supplemental Indenture, dated as of November 1, 1960; that certain Second Supplemental Indenture, dated as of June 1, 1962; that certain Third Supplemental Indenture, dated as of February 1, 1963; that certain Fourth Supplemental Indenture, dated as of June 15, 1963; that certain Fifth Supplemental Indenture, dated as of November 15, 1964; that certain Sixth Supplemental Indenture, dated as of March 15, 1968; that certain Seventh Supplemental Indenture, dated as of August 1, 1970; that certain Eighth Supplemental Indenture, dated as of September 1, 1972; that certain Ninth Supplemental Indenture, dated as of January 1, 1974; that certain Tenth Supplemental Indenture, dated as of July 1, 1976; that certain Eleventh Supplemental Indenture, dated as of December 1, 1976; that certain Twelfth Supplemental Indenture, dated as of April 1, 1981; that certain Thirteenth Supplemental Indenture, dated as of May 1, 1982; that certain Fourteenth Supplemental Indenture, dated as of March 1, 1987; that certain Fifteenth Supplemental Indenture, dated as of October 1, 1987; that certain Sixteenth Supplemental Indenture, dated as of December 1, 1989; that certain Seventeenth Supplemental Indenture, dated as of April 1, 1990; that certain Eighteenth Supplemental Indenture, dated as of June 1, 1991; that certain Nineteenth Supplemental Indenture, dated as of May 1, 1992; that certain Twentieth Supplemental Indenture, dated as of December 1, 1992; that certain Twenty-First Supplemental Indenture, dated as of February 5, 1997; and that certain Twenty-Second Supplemental Indenture, dated as of July 29, 1997.

                  "1998 Indenture" means, collectively, that certain Indenture, dated as of July 15, 1998, granted by the Borrower to US Bank Trust National Association, as Trustee, and all Supplemental Indentures thereto.

                  "Non-Recourse Indebtedness" means, at any time, indebtedness incurred after the date hereof by the Borrower or a Material Subsidiary in connection with the acquisition of property or assets by the Borrower or such Material Subsidiary or the financing of the construction of or improvements on property, whenever acquired, that, under the terms of such indebtedness and pursuant to applicable law, the recourse at such time and thereafter of the lenders with respect to such indebtedness is limited to the property or assets so acquired, or such construction or improvements, and any accession or additions thereto and proceeds thereof, including indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to such indebtedness or the related property or assets if such guarantee or similar undertaking has been satisfied and is no longer in effect at such time. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the Borrower, any Material Subsidiary, any guarantor or any other Person for (a) environmental representations, warranties or indemnities, or (b) indemnities for and liabilities arising from (i) fraud, (ii) misrepresentation, (iii) misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received from secured assets to be paid to the lender, (iv) waste, (v) materialmen's and mechanics' liens or (vi) similar matters.

                  "Notes" means the promissory notes of the Borrower in favor of each Lender evidencing the Loans and substantially in the form of
         Exhibit 2.7, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

                  "Notice of Borrowing" means a request by the Borrower for a Loan in the form of Exhibit 2.2.

                  "Notice of Continuation/Conversion" means a request by the Borrower for the continuation or conversion of a Loan in the form of
         Exhibit 2.4.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                  "Permitted Lien" means, with respect to any asset, the Liens permitted to exist on such asset under Section 8.6.

                  "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Preferred Securities" means, at any date, any equity interests in the Borrower, in a Special Purpose Financing Subsidiary of the Borrower or in any other Subsidiary of the Borrower (such as those known as "TECONS", "MIPS" or "RHINOS"): (a) that are not (i) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Maturity Date or (ii) convertible into or exchangeable for (unless solely at the option of the Borrower or such Subsidiary of the Borrower) equity interests referred to in clause
         (i) above or indebtedness having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Maturity Date and (b) as to which, at such date, the Borrower or such Subsidiary of the Borrower has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

                  "Pricing Schedule" - See Schedule 1.1(b).

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulation A, D, T, U, or X" means Regulation A, D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System (or any successor body) as from time to time in effect, any amendment thereto and any successor to all or a portion thereof.

                  "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 51% of the aggregate Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Commitment Percentage of such Lender multiplied by the Aggregate Commitment and (b) at any time after the termination of the Commitments, the sum of the principal balance of the outstanding Loans of such Lender.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "S&P Rating" - see the Pricing Schedule.

                  "SEC" means the Securities and Exchange Commission or any successor agency.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Special Purpose Financing Subsidiary" means a Subsidiary of the Borrower that has no direct or indirect interest in the business of the Borrower and its other Subsidiaries and was formed solely for the purpose of issuing Preferred Securities.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and
         (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% voting equity interest at any time.

                  "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Total Assets" means all assets of the Borrower as shown on its most recent quarterly consolidated balance sheet, as determined in accordance with GAAP.

                  "TXU Acquisition" has the meaning set forth in Section 6.7.

                  "2001 Indenture" means, collectively, that certain Indenture, dated as of May 22, 2001, granted by the Borrower to SunTrust Bank, Atlanta, as Trustee, and all Supplemental Indentures thereto.

                  "Unused Aggregate Commitment" means, for any period from the Effective Date to the Maturity Date, the amount by which (a) the daily average Aggregate Commitment for such period exceeds (b) the daily average sum for such period of the aggregate principal amount of all Loans outstanding.

                  "Unused Fees" has the meaning set forth in Section 3.4(a).

                  "Utilization Fees" has the meaning set forth in Section
         3.4(b).

                  "Utilized Revolving Commitment" means, for any day that the Utilization Fees are required to be paid pursuant to Section 3.4(b), the amount equal to the principal amount of Loans outstanding on such day.

         1.2 COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         1.4 TIME.

         All references to time herein shall be references to Central Standard Time or Central Daylight time, as the case may be, unless specified otherwise.

                                   SECTION 2.

                                      LOANS

         2.1 AGGREGATE COMMITMENT.

         Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower in Dollars, at any time and from time to time, during the period from the Effective Date to the Maturity Date (each a "Loan" and collectively the "Loans"); provided, however, that (i) the aggregate amount of Loans outstanding shall not exceed the Aggregate Commitment and (ii) with respect to each individual Lender, the Lender's Commitment Percentage multiplied by the outstanding Loans shall not exceed such Lender's Commitment. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Loans.

         2.2 METHOD OF BORROWING FOR LOANS.

         By no later than 11:00 a.m. (a) on the date of the requested borrowing of Loans that will be Base Rate Loans or (b) three Business Days prior to the date of the requested borrowing of Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit 2.2 to the Administrative Agent setting forth (i) the amount requested, (ii) whether such Loans shall accrue interest at the Base Rate or the Adjusted Eurodollar Rate, (iii) with respect to Loans that will be Eurodollar Loans, the Interest Period applicable thereto and
(iv) certification that the Borrower has complied in all respects with Section 5.2.

         2.3 FUNDING OF LOANS.

         Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Commitment Percentage of the requested Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency

Services Address. The amount of the requested Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Loans are made available to the Administrative Agent.

         No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to 1:00 p.m. on the date specified in the Notice of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (a) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and (b) from a Lender at the Federal Funds Rate.

         2.4 CONTINUATIONS AND CONVERSIONS.

         The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, in compliance with the terms set forth below, (b) except as provided in Section 4.1, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (c) at the election of the Required Lenders, Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of an Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (A) whether the Borrower wishes to continue or convert such Loans and (B) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.5 MINIMUM AMOUNTS.

         Each request for a Loan or a conversion or continuation hereunder shall be subject to the following requirements: (a) each Eurodollar Loan shall be in a minimum of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof), (b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining amount of the Aggregate Commitment available to be borrowed and (c) no more than five Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.5, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered separate Eurodollar Loans.

         2.6 REDUCTIONS OF AGGREGATE COMMITMENT.

         Upon at least three Business Days' prior written notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Aggregate Commitment at any time or from time to time; provided that (a) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (b) no reduction shall be made which would reduce the Aggregate Commitment to an amount less than the sum of the then outstanding Loans. Any reduction in (or termination of) the Aggregate Commitment shall be permanent and may not be reinstated.

         2.7 NOTES.

         The Loans made by any Lender may, at the request of a Lender, be evidenced by a promissory note of the Borrower payable to such Lender in substantially the form of Exhibit 2.7 (the "Notes").

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under any Note in respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding absent manifest error.

                                   SECTION 3.

                                    PAYMENTS

         3.1 INTEREST.

                  (a) Interest Rate.

                           (i) All Base Rate Loans shall accrue interest at the
                  Base Rate plus the Applicable Percentage.

                           (ii) All Eurodollar Loans shall accrue interest at
                  the Adjusted Eurodollar Rate applicable to each Eurodollar
                  Loan.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default under Section 9.1(a) or, at the request of the Required Lenders, any other Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to two percent (2%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Loans that are Base Rate Loans plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2 PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 4.3; and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 above such amount. Amounts prepaid hereunder shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans, and then to Eurodollar Loans in direct order of Interest Period maturities pro rata among all Lenders holding same.

                  (b) Mandatory Prepayments. If at any time the amount of Loans outstanding exceeds the Aggregate Commitment, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the amount of Loans outstanding is less than or equal to the Aggregate Commitment. Any payments made under this Section 3.2(b) shall be subject to Section 4.3 and shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities pro rata among all Lenders holding same.

         3.3 PAYMENT IN FULL AT MATURITY.

         On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing under this Credit Agreement and the other Credit Documents, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

         3.4 FEES.

                  (a) Unused Fees.

                           (i) In consideration of the Aggregate Commitment
                  being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender, a per annum fee equal to the Applicable Percentage for Unused Fees (as set forth on the Pricing Schedule) on the Unused Aggregate Commitment (the "Unused Fees").

                           (ii) The accrued Unused Fees shall be due and payable
                  in arrears five Business Days after the end of each fiscal quarter of the Borrower (as well as on the Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                  (b) Utilization Fees. For each day that the principal amount of outstanding Loans hereunder shall exceed an amount equal to fifty percent (50%) of the Aggregate Commitment, the Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, a per annum fee equal to the Applicable Percentage for Utilization Fees (as set forth on the Pricing Schedule) on the outstanding principal balance of the Loans (the "Utilization Fees"). The Utilization Fees, if any, shall be due and payable in arrears five Business Days after the end of each fiscal quarter of the Borrower (as well as on the Maturity
         Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                  (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

         3.5 PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by the Borrower under this Credit Agreement shall be made unconditionally and without setoff, deduction, defense, recoupment or counterclaim and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. In the event any such payment shall be due on a day that is not a Business Day, the applicable payment date shall be the next succeeding Business Day, except, with respect to Eurodollar Loans, if the next succeeding Business Day shall fall in the next succeeding calendar month, then such payment shall be due on the next preceding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent, the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as it reasonably determines in its sole discretion.)

         3.6 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, all Loans, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Unused Fees, each payment of Utilization Fees, each reduction of the Aggregate Commitment, and each conversion or continuation of any Loans, shall be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages; provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.6 shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid and any interest owed by such Lender as a result of such failure to fund has been paid; and provided further, that in the event any amount paid to any Lender pursuant to this Section 3.6 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.7 COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans accruing interest at the Prime Rate, which interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from the date a Loan is made until the date such Loan is repaid or continued or converted pursuant to Section 2.4.

                  (b) It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and interest owing pursuant to such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.

         If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.8 SHARING OF PAYMENTS.

         Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise (including, but not limited to, pursuant to the Bankruptcy Code) in excess of its pro rata share as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Administrative Agent or such other Lender, at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9 EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.9 (and, if consistent with the entries of the Administrative Agent, subsection
         (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4.

                      ADDITIONAL PROVISIONS REGARDING LOANS

         4.1 EURODOLLAR LOAN PROVISIONS.

                  (a) Unavailability. In the event that the Administrative Agent shall have determined in good faith (i) that U.S. dollar deposits in the principal amounts requested with respect to a Eurodollar Loan are not generally available in the London interbank Eurodollar market or
         (ii) that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or
         (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for Eurodollar Loans shall be deemed to be a request for Base Rate Loans, (B) any request by the Borrower for conversion into or continuation of Eurodollar Loans shall be deemed to be a request for conversion into or continuation of Base Rate Loans and (C) any Loans that were to be converted or continued as Eurodollar Loans on the first day of an Interest Period shall be converted to or continued as Base Rate Loans.

                  (b) Change in Legality.

                           (i) Notwithstanding any other provision herein, if
                  any change, after the date hereof, in any law, governmental rule, regulation, guideline or order (including the introduction of any new law, governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                                    (A) declare that Eurodollar Loans, and
                           conversions to or continuations of Eurodollar Loans, will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for, or for conversion into or continuation of, Eurodollar Loans shall, as to such Lender only, be deemed a request for, or for conversion into or continuation of, Base Rate Loans, unless such declaration shall be subsequently withdrawn; and

                                    (B) require that all outstanding Eurodollar
                           Loans made by it be converted to Base Rate Loans in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans.

                  In the event any Lender shall exercise its rights under clause
         (A) or (B) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (c) Requirements of Law. If at any time a Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the making, the commitment to make or the maintaining of any Eurodollar Loan because of (i) any change after the date hereof, in any law, governmental rule, regulation, guideline or order (including the introduction of any new law, governmental rule, regulation, guideline or order) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, including, without limitation, the imposition, modification or deemed applicability of any reserves, deposits or similar requirements (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Adjusted Eurodollar Rate) or (ii) other circumstances affecting the London interbank Eurodollar market; then (A) the Lender shall promptly notify the Administrative Agent and the Borrower and shall designate a different lending office of such Lender if such designation will avoid or reduce the amount of such increased costs, or reductions in amounts receivable and such designation will not, in such Lender's sole discretion, be otherwise disadvantageous to such Lender and (B) the Borrower shall promptly pay to such Lender such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender may determine in its sole discretion) as may be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder.

         A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in subsection (c) of this Section shall be required to be delivered to the Borrower as a condition to the obligations of the Borrower under such subsection and shall set forth a calculation by an officer of such Lender in reasonable detail. Each determination and calculation made by a Lender under this Section 4.1 shall, absent manifest error, be binding and conclusive on the parties hereto. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if a change in law, rule, regulation, guideline or order, or in the interpretation or administration thereof, giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Any conversions of Eurodollar Loans made pursuant to this
Section 4.1 shall subject the Borrower to the payments required by Section 4.3. This Section 4.1 shall survive termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

         4.2 CAPITAL ADEQUACY.

         If any Lender has determined in good faith that the adoption or effectiveness, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein (after the date hereof), or any change (after the date hereof) in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its parent corporation) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or its parent corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 4.2 shall be required to be delivered to the Borrower as a condition to the obligations of the Borrower under this Section 4.2 and shall set forth a calculation by an officer of such Lender in reasonable detail. Each determination by any such Lender of amounts owing under this Section 4.2 shall, absent manifest error, be conclusive and binding on the parties hereto. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if a change in law, rule, regulation, or in the interpretation or administration thereof, giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). This
Section 4.2 shall survive termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

         4.3 COMPENSATION.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in the making of a borrowing of, conversion into or continuation of a Eurodollar Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement, (c) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto and (d) the payment, continuation or conversion of a Eurodollar Loan on a day which is not the last day of the Interest Period applicable thereto or the failure to repay a Eurodollar Loan when required by the terms of this Credit Agreement. Each determination by any such Lender of amounts owing under this Section 4.3 shall, absent manifest error, be conclusive and binding on the parties hereto. This Section 4.3 shall survive the termination of this Credit Agreement and the other Credit Documents and the payment of the Loans and all other amounts payable hereunder.

         4.4 TAXES.

                  (a) Except as provided below in this Section 4.4, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 4.4 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section
         4.4 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not organized under the laws of the United States of America or a state thereof shall:

                           (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or the Notes to such Lender, deliver to the Borrower and the Administrative Agent
                  (x) two duly completed copies of United States Internal Revenue Service Form W8-BEN or W8-ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                                    (B) deliver to the Borrower and the
                  Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                                    (C) obtain such extensions of time for
                  filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                           (ii) in the case of any such Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881 (c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

                           Notwithstanding the above, if any change in treaty,
                  law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent, then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (c) If the Administrative Agent or any Lender receives a refund of any taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative

         Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         4.5 MITIGATION; REPLACEMENT OF LENDERS.

                  (a) If any Lender requests compensation under Section 4.1 or
         Section 4.2, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.4, or if any Lender gives a notice pursuant to Section 4.1(b), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1, Section 4.2 or Section 4.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.1(b), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 4.1 or
         Section 4.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.4, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by,
         Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                           (i) such Lender shall have received payment of an
                  amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

                           (ii) in the case of any such assignment resulting
                  from a claim for compensation under Section 4.1 or 4.2, such assignment will result in a reduction in such compensation or payments thereafter; and

                           (iii) such assignment does not conflict with
                  applicable laws, rules, regulations or guidelines.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   SECTION 5.

                              CONDITIONS PRECEDENT

         5.1 CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction (or waiver) of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Lenders.

                  (b) Corporate Documents. Receipt by the Administrative Agent of the following:

                           (i) Charter Documents. Copies of the articles of
                  incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authorities of the states or other jurisdictions of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                           (ii) Bylaws. A copy of the bylaws of the Borrower
                  certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                           (iii) Resolutions. Copies of resolutions of the Board
                  of Directors of the Borrower approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in full force and effect as of the Closing Date.

                           (iv) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of the states or other jurisdictions of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect.

                           (v) Incumbency. An incumbency certificate of the
                  Borrower certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                  (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion, or opinions, from inhouse or outside legal counsel to the Borrower addressed to the Administrative Agent on behalf of the Lenders and dated as of the Effective Date, in each case satisfactory in form and substance to the Administrative Agent.

                  (d) Financial Statements. Receipt by the Lenders of the consolidated audited financial statements of the Borrower and its Subsidiaries dated as of September 30, 2001, September 30, 2002 and September 30, 2003, and the unaudited financial statements for the quarters ending December 31, 2003, March 31, 2004 and June 30, 2004, including balance sheets and income and cash flow statements, in each case audited (except for the quarterly financial statements) by independent public accountants of recognized standing and prepared in accordance with GAAP.

                  (e) Fees and Expenses. Payment by the Borrower of all fees and expenses owed by it to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter, provided that the Borrower shall have received a reasonably detailed invoice with respect to any such expenses at least one Business Day prior to the Effective Date.

                  (f) Material Adverse Effect. No event or condition shall have occurred since September 30, 2003 that has had a Material Adverse Effect.

                  (g) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Financial Officer of the Borrower as of the Effective Date stating that (i) the Borrower and its Subsidiaries are in compliance with all existing material financial obligations, (ii) no action, suit, investigation or legal, equitable, arbitration or administrative proceeding is pending or, to such officer's knowledge, threatened in any court or before any arbitrator or Governmental Authority that would have or be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered to the Administrative Agent on or before the Effective Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date made (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects as of such date) and (C) the Borrower is in compliance with the financial covenant set forth in
         Section 7.2.

                  (h) Payment of Existing Debt. Receipt by the Administrative Agent of evidence that the Existing Credit Agreement has been terminated and all amounts owing to the Lenders thereunder have been paid in full.

                  (i) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

         5.2 CONDITIONS TO LOANS.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make new Loans unless:

                  (a) Request. The Borrower shall have timely delivered a duly executed and completed Notice of Borrowing in conformance with all the terms and conditions of this Credit Agreement.

                  (b) Representations and Warranties. The representations and warranties made by the Borrower are true and correct in all material respects at and as if made as of the date of the funding of the requested Loans (except to the extent such representations and warranties expressly relate to another date in which case such representations and warranties shall be true and correct in all material respects as of such date) other than, in the case of a Loan the proceeds of which will be used to repay commercial paper of the Borrower or other Loans outstanding under this Credit Agreement, the representation and warranty set forth in Section 6.7.

                  (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) the sum of the amount of Loans outstanding shall not exceed the Aggregate Commitment.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b) through (d) above.

                                   SECTION 6.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to each Lender that:

         6.1 ORGANIZATION AND GOOD STANDING.

         The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have or would reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.2 DUE AUTHORIZATION.

         The Borrower (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents.

         6.3 NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with, in any material respect, any provision of its articles of incorporation or bylaws, (b) violate, contravene or conflict with, in any material respect, any law (including without limitation, the Public Utility Holding Company Act of 1935, as amended), regulation (including without limitation, Regulation U, Regulation X or any regulation promulgated by the Federal Energy Regulatory Commission), order, writ, judgment, injunction, decree or permit applicable to it, (c) except as would not reasonably be expected to result in a Material Adverse Effect, violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (d) in any material respect, result in or require the creation of any Lien upon or with respect to its properties, other than a Permitted Lien.

         6.4 CONSENTS.

         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, except any such consent, approval, authorization, order, filing, registration or qualification as would not reasonably be expected to have a Material Adverse Effect.

         6.5 ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.6 FINANCIAL CONDITION.

                  (a) The financial statements delivered to the Lenders pursuant to Section 5.1(d) and pursuant to Section 7.1(a) and (b): (i) have been prepared in accordance with GAAP (subject to the provisions of Section 1.3) and (ii) present fairly in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

                  (b) Since June 30, 2004, there has been no sale, transfer or other disposition by the Borrower of any material part of the business or property of the Borrower, and no purchase or other acquisition by the Borrower of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Borrower, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(d) or 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

         6.7 NO MATERIAL CHANGE.

         Since September 30, 2003, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had a Material Adverse Effect, other than the financings for the acquisition by the Borrower of the natural gas distribution and pipeline assets and operations of TXU Gas Company pursuant to the Acquisition Agreements (the "TXU Acquisition").

         6.8 NO DEFAULT.

         No Default or Event of Default presently exists and is continuing.

         6.9 LITIGATION.

         There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any of its properties which would have or be reasonably expected to have a Material Adverse Effect.

         6.10 TAXES.

         The Borrower and its Subsidiaries have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

         6.11 COMPLIANCE WITH LAW.

         The Borrower and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, except where the failure to be in compliance would not have or would not reasonably be expected to have a Material Adverse Effect.

         6.12 MATERIAL AGREEMENTS.

         Neither the Borrower nor any of its Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default has had or would be reasonably expected to have a Material Adverse Effect.

         6.13 ERISA.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any Termination Event is reasonably expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably expected to arise on account of any Plan.

                  (b) No liability has been or is reasonably expected by the Borrower to be incurred under Sections 4062, 4063 or 4064 of ERISA with respect to any Single Employer Plan by the Borrower or any of its Subsidiaries which has or would reasonably be expected to have a Material Adverse Effect.

                  (c) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities, except as disclosed in the Borrower's financial statements.

                  (d) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

                  (e) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 407, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (f) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements referenced in Section 7.1 in accordance with FASB 106.

                  (g) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.14 USE OF PROCEEDS.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.8. None of such proceeds will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

         6.15 GOVERNMENT REGULATION.

                  (a) No proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation
         T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.

                  (b) Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.16 DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of the Borrower in connection with the transactions contemplated hereby (in each case, as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that the projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that any projections will be realized).

         6.17 ENVIRONMENTAL MATTERS.

         Except as would not result or be reasonably expected to result in a Material Adverse Effect: (a) each of the properties of the Borrower and its Subsidiaries (the "Properties") and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, (b) there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or its Subsidiaries (the "Businesses"), and (c) there are no conditions relating to the Businesses or Properties that would reasonably be expected to give rise to a material liability under any applicable Environmental Laws.

         6.18 INSURANCE.

         The Borrower and its Subsidiaries maintain insurance with insurance companies or associations rated by A.M. Best "A" or better in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate and/or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

         6.19 FRANCHISES, LICENSES, ETC.

         The Borrower and its Subsidiaries possess (a) good title to, or the legal right to use, all properties and assets and (b) all franchises, certificates, licenses, permits and other authorizations, in each case as are necessary for the operation of their respective businesses, except to the extent the failure to possess any of the foregoing would not and would not reasonably be expected to have a Material Adverse Effect.

         6.20 SECURED INDEBTEDNESS.

         All of the secured indebtedness of the Borrower is set forth on
Schedule 6.20 or permitted by Section 8.6.

         6.21 SUBSIDIARIES.

         All Subsidiaries of the Borrower and the designation as to which such Subsidiaries are Material Subsidiaries are set forth on Schedule 6.21. Schedule
6.21 may be updated from time to time by the Borrower.

                                   SECTION 7.

                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments shall have terminated:

         7.1 INFORMATION COVENANTS.

         The Borrower will furnish, or cause to be furnished, to the Administrative Agent (who shall forward copies thereof to each Lender):

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with retained earnings and a consolidated statement of cash flows for such fiscal year setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing and whose opinion shall be furnished to the Administrative Agent, shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified by a going concern or similar qualification.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 65 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with a related consolidated statement of cash flows for such fiscal quarter in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and absence of notes.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with Section
         7.2 by calculation thereof as of the end of each such fiscal period and
         (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Reports. Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

                  (e) Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto and (ii) the occurrence of any of the following with respect to the Borrower or any Subsidiary:
         (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or such Subsidiary which, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect or (B) the institution of any proceedings against the Borrower or such Subsidiary with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law), the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (f) ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event; (ii) any communication from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan together with a statement of the amount of liability, if any, incurred or expected to be incurred by the Borrower or any Subsidiary in connection therewith;
         (iii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iv) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan which is subject to Title IV of ERISA pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (v) any change in the funding status of any Plan that would have or would be reasonably expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by a officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent with such additional information concerning any Plan as may be reasonably requested by the Administrative Agent or any Lender, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the

         Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (g) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Administrative Agent or the Required Lenders may reasonably request.

                  (h) Delivery of Information. Documents required to be delivered pursuant to this Section (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.1; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents (which notice the Administrative Agent shall promptly forward to the Lenders). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper or facsimile copies of the officer's certificates required by Section 7.1(c) to the Administrative Agent. Except for such officer's certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

         7.2 DEBT TO CAPITALIZATION RATIO.

         As of the last day of each fiscal quarter of the Borrower, the Debt to Capitalization Ratio shall be less than or equal to 0.70 to 1.0 provided that the amount of Consolidated Funded Debt for the purpose of the determination of such ratio (and the components thereof) as of December 31, 2004 shall exclude (to the extent not already excluded in the definition of Consolidated Funded
Debt) then outstanding borrowings made in the fiscal quarter of the Borrower ending on such date ("Seasonal Borrowings") as Loans under this Credit Agreement or through the issuance of commercial paper for working capital purposes equal to the lesser of (i) $200,000,000 or (ii) the aggregate amount of the Seasonal Borrowings.

         7.3 PRESERVATION OF EXISTENCE, FRANCHISES AND ASSETS.

         The Borrower will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except where failure to do so would not or would not reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause its Subsidiaries to, generally maintain its properties, real and personal, in good condition, and the Borrower and its Subsidiaries shall not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted, except, in each case, where failure to do so would not or would not reasonably be expected to have a Material Adverse Effect.

         7.4 BOOKS AND RECORDS.

         The Borrower will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.5 COMPLIANCE WITH LAW.

         The Borrower will, and will cause its Subsidiaries to, comply with, and obtain all permits and licenses required by, all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property, if the failure to comply would have or would be reasonably expected to have a Material Adverse Effect.

         7.6 PAYMENT OF TAXES AND OTHER CLAIMS.

         The Borrower will, and will cause its Subsidiaries to, pay, settle or discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or indebtedness which is being contested in good faith by appropriate action and as to which adequate reserves therefor, if required, have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected to have a Material Adverse Effect.

         7.7 INSURANCE.

         The Borrower will, and will cause its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with insurance companies or associations rated by A.M. Best "A" or better in such amounts and covering such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate and/or maintain a system or systems of self-insurance or assumption of risk which accords with the practices of similar businesses.

         7.8 USE OF PROCEEDS.

         The proceeds of the Loans may be used solely (a) to refinance the indebtedness under the Existing Credit Agreement and (b) for working capital, capital expenditures and other lawful corporate purposes of the Borrower.

         7.9 AUDITS/INSPECTIONS.

         Upon reasonable prior notice and during normal business hours and no more frequently than once during any fiscal year upon reasonable advance notice through the Administrative Agent to the Borrower, the Borrower will permit representatives appointed by the Administrative

Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Borrower's and its Subsidiaries' property, including their books and records, their accounts receivable and inventory, the Borrower's and its Subsidiaries' facilities and their other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to discuss all such matters with the officers, employees and representatives of the Borrower and its Subsidiaries; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours.

                                   SECTION 8.

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments shall have terminated:

         8.1 NATURE OF BUSINESS.

         The Borrower will not materially alter the character of its business from that conducted as of the Closing Date, except as contemplated by the Acquisition Agreements.

         8.2 CONSOLIDATION AND MERGER.

         The Borrower will not (a) enter into any transaction of merger, or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person may be merged or consolidated with or into the Borrower so long as the Borrower shall be the continuing or surviving corporation.

         8.3 SALE OR LEASE OF ASSETS.

         Within any period of four consecutive fiscal quarters, the Borrower will not, nor will it permit any Subsidiary to, convey, sell, lease, transfer or otherwise dispose of assets, business or operations with a net book value in excess of 25% of Total Assets as calculated as of the end of the most recent such fiscal quarter.

         8.4 ARM'S-LENGTH TRANSACTIONS.

         The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and/or the Subsidiaries and/or any other Person in which the Borrower or Subsidiary owns any Capital Stock (provided that no Affiliate of the Borrower or any Subsidiary, other than the Borrower or a

Subsidiary, owns any Capital Stock in such other Person) and (b) the payment or grant of reasonable compensation, benefits and indemnities to any director, officer, employee or agent of the Borrower or any Subsidiary.

         8.5 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         The Borrower will not (a) change its fiscal year or (b) in any manner that would reasonably be expected to materially adversely affect the rights of the Lenders, change its organizational documents or its bylaws; it being understood that the Borrower's shareholders may approve an amendment to the Borrower's Articles of Incorporation to permit the issuance of Preferred Securities.

         8.6 LIENS.

         The Borrower will not, nor will it permit any of its Material Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for the following: (a) Liens securing Borrower Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate action and for which adequate reserves, if required, determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
(c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate action and for which adequate reserves, if required, determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default or securing appeal or other surety bonds related to such judgments, (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (j) any Lien on any assets securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring developing, operating, constructing, altering, repairing or improving all or part of such assets; provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof, completion of construction, improvement or repair, or commencement of commercial operation of such assets, (k) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or one of its Subsidiaries and not created in contemplation of such event, (l) any Lien existing on any asset prior to the acquisition thereof by the Borrower or one of its Subsidiaries and not created in contemplation of such acquisition, (m) any Lien (whether such Lien applies to current assets or after-acquired property, or both) on any assets of the Borrower or such Material Subsidiary created pursuant to the 1957 Indenture or the 1959 Indenture; provided that any Lien on any assets of the Borrower or such Material Subsidiary that are specifically excluded as collateral under such Indentures shall not be deemed to be a Permitted Lien hereunder, (n) any Lien on the assets of the Borrower or any Material Subsidiary pursuant to Section 803 of the 1998 Indenture or Section 803 the 2001 Indenture, if placed on the property of the Borrower or such Material Subsidiary on an equal and ratable basis with Liens securing Borrower Obligations and other Liens that may be placed on the properties of the Borrower or such Material Subsidiary in the future, (o) any Lien created in connection with a project financed with, or created to secure, Non-Recourse Indebtedness, (p) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing indebtedness in respect of commercial letters of credit, (q) Liens that have been placed by any developer, landlord or other third party on property over which the Borrower or any Material Subsidiary has easement rights or on any real property leased by the Borrower or any Material Subsidiary and subordination or similar agreements relating thereto, (r) any condemnation or eminent domain proceedings affecting any real property, (s) any provision for the retention of title to an asset by vendor or transferor of such asset which asset is acquired by the Borrower or a Material Subsidiary in a transaction entered into in the ordinary course of business, (t) Liens on the proceeds of assets that were subject to Liens permitted hereunder or on assets acquired with such proceeds as a replacement of such former assets, (u) Liens on Fixed Assets not otherwise permitted by this Credit Agreement securing indebtedness in the aggregate (at the time such Liens are created) not in excess of ten percent (10%) of Consolidated Net Property, and (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (u) for amounts not exceeding the principal amount of the indebtedness (including undrawn commitments) secured by the Lien so extended, renewed or replaced (except for accrued interest and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection with such extension, renewal or replacement); provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets).

                                   SECTION 9.

                                EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. The Borrower shall default in the payment (i) when due of any principal of any of the Loans or (ii) within three Business Days of when due of any interest on the Loans or of any fees owing hereunder or any of the other Credit

         Documents or (iii) within ten days of when due of any other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

                  (c) Covenants. The Borrower shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3 (as to maintenance of existence of the Borrower only), 7.9 or
                  8.1 through 8.6 inclusive; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i), or (c)(ii) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Credit Documents. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent or (ii) any Credit Document shall fail to be in full force and effect or the Borrower shall so assert.

                  (e) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Material Subsidiaries: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Material Subsidiaries or for any substantial part of its property or order the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Material Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (f) Defaults under Other Agreements. With respect to any indebtedness of the Borrower in excess of $100,000,000 (other than indebtedness outstanding under this Credit Agreement or Non-Recourse Indebtedness) of the Borrower (A) the Borrower shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such indebtedness, or (2) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder of the holders of such indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such indebtedness to become due prior to its stated maturity; or (B) any such indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, or by a mandatory prepayment upon specified events or conditions, in each case, prior to the stated maturity thereof; or
         (C) any such indebtedness shall mature and remain unpaid.

                  (g) Judgments. One or more final judgments, orders, or decrees shall be entered against the Borrower involving a liability of $100,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period of 90 days; provided that if such judgment, order or decree provides for periodic payments over time then the Borrower shall have a grace period of 30 days with respect to each such periodic payment.

                  (h) ERISA. The occurrence of any of the following events or conditions if any of the same would be reasonably expected to result in a liability of an amount greater than or equal to $20,000,000: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan;
         (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of

         ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (i) Change of Control. The occurrence of any Change of Control.

                  (j) Bridge Credit Agreement. An "Event of Default" shall occur under the 364-Day Revolving Credit Agreement dated as of September 24, 2004 among the Borrower, Bank One, NA, as administrative agent, and various lenders.

         9.2 ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the consent of the Required Lenders, and shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

                           (i) Termination of Commitments. Declare the
                  Commitments terminated whereupon the Commitments shall be immediately terminated.

                           (ii) Acceleration of Loans. Declare the unpaid amount
                  of all Borrower Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                           (iii) Enforcement of Rights. Enforce any and all
                  rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders and the Administrative Agent hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

                  SECOND, to payment of any fees owed to the Administrative Agent, or any Lender, pro rata as set forth below;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

                  FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below;

                  FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

                  SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied.

                                  SECTION 10.

                                AGENCY PROVISIONS

         10.1 APPOINTMENT.

         Each Lender hereby designates and appoints Bank One, NA as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section 10.1 are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower. Any agent named herein (other than the Administrative Agent) shall have no duties or obligations whatsoever under this Credit Agreement or the other Credit Documents.

         10.2 DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3 EXCULPATORY PROVISIONS.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4 RELIANCE ON COMMUNICATIONS.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5 NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Extensions of Credit hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7 INDEMNIFICATION.

         Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitment Percentage at the time the indemnification request is made, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment in full of the Borrower Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.7 shall survive the payment of the Borrower Obligations and all other amounts payable hereunder and under the other Credit Documents and the termination of the Commitments.

         10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not Administrative Agent hereunder. With respect to the Loans made and all Borrower Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9 SUCCESSOR AGENT.

         The Administrative Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall be reasonably acceptable to the Borrower; provided that the Borrower shall have no right to approve such successor during the existence and continuation of a Default or Event of Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, then the retiring Administrative Agent shall select a successor Administrative Agent; provided such successor is an Eligible Assignee (or if no Eligible Assignee shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, then the Lenders shall perform all obligations of the retiring Administrative Agent hereunder until such time, if any, as a successor Administrative Agent shall have been appointed and shall have accepted such appointment as provided for above). Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as an Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Credit Agreement.

                                  SECTION 11.

                                  MISCELLANEOUS

         11.1 NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the addresses, e-mail addresses or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor.

         11.2 RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes or the other Credit Documents, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to
Section 11.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3 BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount at least equal to $3,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) and an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $5,000.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof; it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 4.4.

                  By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement;
         (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Administrative Agent, acting for these purposes as agent for the Borrower, shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment, its Notes and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 4.1 through 4.4, inclusive, except that such participant shall not be entitled to receive any greater payment under Sections 4.1 through 4.4, inclusive, than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent; and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                  (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Subject to Section 11.8, any Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         11.4 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5 PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Arrangers in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement, (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders (including the allocated cost of internal counsel)) and (B) any bankruptcy or insolvency proceeding of the Borrower and (iii) indemnify the Administrative Agent, each Arranger and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Arranger or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated cost of internal counsel) incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6 AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement, nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the Maturity Date, or postpone or extend the time for any payment or prepayment of principal;

                  (b) reduce the rate or amount or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or other amounts payable hereunder;

                  (c) reduce or waive the principal amount of any Loan;

                  (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) release the Borrower from its obligations under the Credit Documents;

                  (f) amend, modify or waive any provision of this Section 11.6 or Section 3.6, 3.8, 9.1(a) or 11.2;

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

                  (h) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents.

No provision of Section 10 may be amended or modified without the consent of the Administrative Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

         11.7 COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8 CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.9 HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.10 DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

         11.11 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

         All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

         11.12 GOVERNING LAW; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (b) Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
         Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction. The Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.12(b) is intended to impair the Borrower's right under applicable law to appeal or seek a stay of any judgment.

                  (c) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.13 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.14 SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15 FURTHER ASSURANCES.

         The Borrower agrees, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

         11.16 ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.17 BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Administrative Agent and the Lenders, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. The Borrower and the Lenders party to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, the Existing Credit Agreement automatically shall be deemed terminated and the Borrowers and the Lenders party to the Existing Credit Agreement shall no longer have any obligations thereunder (other than those obligations in the Existing Credit Agreement that expressly survive the termination thereof).

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Borrower Obligations have been paid in full and all Commitments have been terminated. Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Borrower Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Borrower Obligations.

         11.18 USA PATRIOT ACT.

         Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                  [Remainder of Page Intentionally Left Blank]

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                           ATMOS ENERGY CORPORATION, A Texas
                                    and Virginia corporation


                                    By: /s/ LAURIE M. SHERWOOD
                                        ----------------------------------------
                                    Name:  Laurie M. Sherwood
                                    Title: Vice President, Corporate Development
                                           & Treasurer

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

LENDERS:
                                     BANK ONE, NA, as Administrative Agent and a
                                     Lender


                                     By:   /s/ JANE BEK KEIL
                                        ----------------------------------------
                                     Name:  Jane Bek Keil
                                     Title: Director

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement



                                     SUNTRUST BANK, as Syndication Agent and a
                                     Lender


                                     By: /s/ KELLEY BRUNSON
                                         ---------------------------------------
                                     Name:  Kelley Brunson
                                     Title: Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     BANK OF AMERICA, N.A., as
                                     Co-Documentation Agent and a Lender


                                     By: /s/ STEVEN A. MACKENZIE
                                         ---------------------------------------
                                     Name:  Steven A. Mackenzie
                                     Title: Senior Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as Co-Documentation Agent and a Lender

                                     By: /s/ YANN PIRIO
                                         ---------------------------------------
                                     Name:  Yann Pirio
                                     Title: Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     SOCIETE GENERALE, as Co-Documentation
                                     Agent and a Lender


                                     By: /s/ WAYNE HOSANG
                                         ---------------------------------------
                                     Name:  Wayne Hosang
                                     Title: Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     THE ROYAL BANK OF SCOTLAND PLC, as
                                     Senior Managing Agent and a Lender


                                     By: /s/ PATRICIA J. DUNDEE
                                         ---------------------------------------
                                     Name:  Patricia J. Dundee
                                     Title: Senior Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     THE BANK OF TOKYO MITSUBISHI, LTD., as
                                     Senior Managing Agent and a Lender


                                     By: /s/ KELTON GRASSCOCK
                                         ---------------------------------------
                                     Name:  Kelton Grasscock
                                     Title: Vice President & Manager

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     MERRILL LYNCH BANK USA, as Managing Agent and a Lender


                                     By: /s/ LOUIS ALDER
                                         ---------------------------------------
                                     Name:  Louis Alder
                                     Title: Director

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     KBC BANK N.V., as Managing Agent and a
                                     Lender


                                     By: /s/ ERIC RASKIN
                                         ---------------------------------------
                                     Name:  Eric Raskin
                                     Title: Vice President


                                     By: /s/ ROBERT SNAUFFER
                                         ---------------------------------------
                                     Name:  Robert Snauffer
                                     Title: First Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     CALYON NEW YORK BRANCH, as Managing Agent and a Lender


                                     By: /s/ OLIVIER AUDEMARD
                                         ---------------------------------------
                                     Name:  Olivier Audemard
                                     Title: Managing Director


                                     By: /s/ ATTILA COACH
                                         ---------------------------------------
                                     Name:  Attila Coach
                                     Title: Managing Director

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     THE BANK OF NEW YORK, as Managing Agent
                                     and a Lender


                                     By: /s/ CRAIG J. ANDERSON
                                         ---------------------------------------
                                     Name:  Craig J. Anderson
                                     Title: Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     UBS LOAN FINANCE LLC, as a Lender


                                     By: /s/ WILFRED F. SAINT
                                         ---------------------------------------
                                     Name:  Wilfred V. Saint
                                     Title: Director
                                            Banking Products Services, US


                                     By: /s/ SALLOZ SIKKA
                                         ---------------------------------------
                                     Name:  Salloz Sikka
                                     Title: Associate Director
                                            Banking Products Services, US

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     U.S. BANK NATIONAL ASSOCIATION, as a
                                     Lender


                                     By: /s/ BRIAN H. GALLAGHER
                                         ---------------------------------------
                                     Name:  Brian H. Gallagher
                                     Title: Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     WHITNEY NATIONAL BANK, as a Lender


                                     By: /s/ MICHAEL JESSE SHANNON
                                         ---------------------------------------
                                     Name:  Michael Jesse Shannon
                                     Title: Senior Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement

                                     BANK HAPOALIM, B.M. as a Lender


                                     By: /s/ MARC BOSC
                                         ---------------------------------------
                                     Name:  Marc Bosc
                                     Title: Vice President


                                     By: /s/ LENROY HACKETT
                                         ---------------------------------------
                                     Name:  Lenroy Hackett
                                     Title: First Vice President

                   Signature Page to Atmos Energy Corporation
                           Revolving Credit Agreement


                                     TRUSTMARK NATIONAL BANK, as a Lender


                                     By: /s/ SARAH B. ADAMS
                                         ---------------------------------------
                                     Name:  Sarah B. Adams
                                     Title: Assistant Vice President

                                 SCHEDULE 1.1(a)

                             COMMITMENT PERCENTAGES

                                                           COMMITMENT
             LENDERS                     COMMITMENT        PERCENTAGE
             -------                     ----------        ----------
BANK ONE, NA                            $ 50,000,000          8.33%
SUNTRUST BANK                           $ 50,000,000          8.33%
BANK OF AMERICA, N.A.                   $ 45,000,000          7.50%
WACHOVIA BANK, NATIONAL ASSOCIATION     $ 45,000,000          7.50%
SOCIETE GENERALE                        $ 45,000,000          7.50%
THE ROYAL BANK OF SCOTLAND PLC          $ 45,000,000          7.50%
THE BANK OF TOKYO MITSUBISHI, LTD.        45,000,000          7.50%
MERRILL LYNCH BANK USA                    40,000,000          6.67%
KBC BANK N.V.                             40,000,000          6.67%
CALYON NEW YORK BRANCH                    40,000,000          6.67%
THE BANK OF NEW YORK                      40,000,000          6.67%
UBS LOAN FINANCE LLC                      30,000,000          5.00%
U.S. BANK NATIONAL ASSOCIATION            30,000,000          5.00%
WHITNEY NATIONAL BANK                     20,000,000          3.33%
BANK HAPOALIM, B.M.                       20,000,000          3.33%
TRUSTMARK NATIONAL BANK                   15,000,000          2.50%
TOTAL                                   $600,000,000           100%


                                 Schedule 1.1(a)-1

                                 SCHEDULE 1.1(b)

                                PRICING SCHEDULE



Applicable Percentage    Level I Status   Level II Status   Level III Status   Level IV Status   Level V Status   Level VI Status
---------------------    --------------   ---------------   ----------------   ---------------   --------------   ---------------
   Eurodollar Rate            0.40%            0.50%             0.625%              0.75%            1.00%            1.25%
      Base Rate                0.0%             0.0%               0.0%               0.0%             0.0%            0.25%
      Unused Fee              0.06%            0.08%              0.10%             0.125%           0.175%            0.25%
Utilization Fee (when         0.10%           0.125%             0.125%             0.125%           0.125%            0.25%
  usage exceeds 50%)

         "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is A2 or better or the Borrower's S&P Rating is A or better.

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is A3 or better or the Borrower's S&P Rating is A- or better.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

         "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

         "Level V Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

         "Level VI Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Borrower's senior unsecured long-term non-credit enhanced debt securities.

         "S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Borrower's senior unsecured long-term non-credit enhanced debt securities.

         "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         The Applicable Percentage shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the


                           Schedule 1.1(b)-1
close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level VI Status shall exist.

         If the Borrower is split-rated and the ratings differential is one level, the better rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the applicable rating shall be one level below the higher of the Moody's or S&P Rating.


                           Schedule 1.1(b)-2

                                  SCHEDULE 6.20

                              SECURED INDEBTEDNESS


                      SECURED INDEBTEDNESS AS OF 6/30/2004

                         INTEREST
FIRST MORTGAGE BONDS       RATE          MATURITY                                 BALANCE AT 6/30/04
FMB Series P                10.43%       due 2012 issued under 1959 Indenture        11,250,000.00
FMB Series Q                 9.75%       due 2020 issued under 1959 Indenture        16,000,000.00
FMB Series R                11.32%       due 2004 issued under 1959 Indenture                 0.00
FMB Series T                 9.32%       due 2021 issued under 1959 Indenture        18,000,000.00
FMB Series U                 8.77%       due 2022 issued under 1959 Indenture        20,000,000.00
FMB Series J                 9.40%       due 2021 issued under 1957 Indenture        17,000,000.00
FMB Series V                 7.50%       due 2007 issued under 1959 Indenture         4,166,666.00
                                                                                     -------------
                                                                                     86,416,666.00
                                                                                     -------------
Rental Property fixed
rate term notes            various       due 2013 due in installments                 9,466,167.47
                                                                                     -------------

Total Secured Indebtedness                                                           95,882,833.47
                                                                                     =============



                                Schedule 6.20-1

                                  SCHEDULE 6.21

                                  SUBSIDIARIES


Mississippi Energies, Inc.

         Legendary Lighting, LLC (50% ownership interest)
         Unitary GH&C Products, LLC (28% ownership interest)

Blue Flame Insurance Services, LTD

Atmos Energy Holdings, Inc.

         Atmos Energy Marketing, LLC
         Atmos Energy Services, LLC
               Energas Energy Services Trust


         Enermart Energy Services Trust

         Egasco, LLC

         Atmos Power Systems, Inc.

         United Cities Propane Gas, Inc.

         Atmos Pipeline and Storage, LLC
               UCG Storage, Inc.
               WKG Storage, Inc.
               Trans Louisiana Gas Storage, Inc.
               Trans Louisiana Gas Pipeline, Inc.
               Atmos Exploration & Production, Inc.


(1)  Each of these subsidiaries is 100% owned by its parent.

(2) No Subsidiary of the Borrower currently qualifies as a Material Subsidiary as that term is defined in the Credit Agreement.


                                 Schedule 6.21-1

                                  SCHEDULE 11.1

                                     NOTICES

BANK ONE, NA                                                 SUNTRUST BANK

Sharon Webb                                                  Linda Stanley
1 Bank One Plaza                                             303 Peachtree Street, 10th Floor
Suite IL1-0363, 10th Floor                                   Atlanta, GA  30308
Chicago, IL 60670                                            Tel: 404-532-0989
Tel: 312-732-7437                                            Fax: 404-827-6270
Fax: 312-732-3055                                            E-mail: linda.stanley@suntrust.com
E-mail: sharon_k_webb@bankone.com


BANK OF AMERICA, N.A.                                        WACHOVIA BANK, NATIONAL ASSOCIATION

Steven A. Mackenzie                                          Reid Harden
901 Main Street, 67th Floor                                  999 Peachtree Street
Dallas, TX 75202                                             Atlanta, GA  30309
Tel: 214-209-3680                                            Tel: 404-332-1420
Fax: 214-209-3140                                            E-mail: reid.harden@wachovia.com
E-mail:  steven.mackenzie@bankofamerica.com
                                                             Mitch Wilson
                                                             Tel: 704-383-5642
                                                             Email: mitch.wilson@wachoiva.com


SOCIETE GENERALE                                             THE ROYAL BANK OF SCOTLAND PLC

Wayne Hutton                                                 Stuart Gibson
1221 Avenue of the Americas                                  600 Travis Street, Suite 6500
Utilities                                                    Houston, TX 77002
New York, NY 10020                                           Tel: 713-221-2415
Tel: 212-278-6203                                            Fax: 773-221-2430
Fax: 212-278-7862
E-mail: wayne.hutton@sgcib.com


THE BANK OF TOKYO-MITSUBISHI, LTD.                           MERRILL LYNCH BANK USA

Giovanny Pieternelle                                         Derek Befus
1100 Louisiana Street, Suite 2800                            15 W. South Temple, Suite 300
Houston, TX 77002                                            Salt Lake City, UT 84101
Tel: 713-655-3150                                            Tel: 801-526-6814
Fax: 713-658-0116                                            Fax: 801-531-7470
E-Mail: gpieternelle@btmna.com                               E-Mail: derek_befus@ml.com


                               Schedule 11.1-1

KBC BANK N.V.                                                CALYON NEW YORK BRANCH

Rose Pagan/Loan Administration                               Darrell Stanley
125 West 55th Street                                         1301 Travis, Suite 2100
New York, NY 10019                                           Houston, TX 77002
Tel: 212-541-0671                                            Tel: 713-890-8602
Fax: 212-956-5581                                            Fax: 713-890-8668
                                                             E-mail: darrell.stanley@us.calyon.com

THE BANK OF NEW YORK                                         UBS LOAN FINANCE LLC

Craig Anderson                                               c/o UBS AG, Cayman Islands Branch
One Wall Street, 19th Floor                                  Marie Haddad
Energy Division                                              677 Washington Blvd.
New York, NY 10286                                           Stamford, CT 06901
Tel: 212-635-7547                                            Tel: 203-719-5609
Fax: 212-635-7923                                            Fax: 203-719-3888
E-mail: canderson@bankofny.com                               E-mail: marie.haddad@ubs.com

U.S. BANK NATIONAL ASSOCIATION                               WHITNEY NATIONAL BANK

Russell Rogers                                               Josh J. Jones
150 Fourth Avenue North, 3rd Floor                           228 St. Charles Avenue
Nashville, TN 37219                                          New Orleans, :LA 70130-2601
Tel: 615-251-9280                                            Tel: 504-552-4671
Fax: 615-251-9245                                            Fax: 504-599-3073
E-Mail: russell.rogers@usbank.com                            E-mail: jjones3@whitneybank.com


BANK HAPOALIM, B.M.                                          ATMOS ENERGY CORPORATION

Marc Bosc                                                    Laurie Sherwood
1177 Avenue of the Americas                                  5430 LBJ Freeway
New York, NY 10036                                           Dallas, TX 75240
Tel: 212-782-2181                                            Tel: 972-855-9718
Fax: 212-782-2382                                            Fax: 972-855-3085
E-Mail: mbosc@hapoalimusa.com                                E-Mail: laurie.sherwood@atmosenergy.com


                               Schedule 11.1-2

                                                                     Exhibit 2.2

                           FORM OF NOTICE OF BORROWING



TO:      BANK ONE, NA, as Administrative Agent
         1 Bank One Plaza
         Chicago, Illinois  60670

RE: Revolving Credit Agreement dated as of October 22, 2004, among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank One, NA, as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    ____________, 200__

--------------------------------------------------------------------------------

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Loans in the amount of $_________ to be funded on __________, 200__ at the interest rate option set forth in paragraph 3 below.

         Subsequent to the funding of the requested Loans, the sum of the amount of Loans outstanding will be $__________, which is less than or equal to the Aggregate Commitment.

3.       The interest rate option applicable to the requested Loans shall be:

         a. ________ the Base Rate

         b. ________ the Adjusted Eurodollar Rate for an Interest Period of:

                     ________ one month
                     ________ two months
                     ________ three months
                     ________ six months

4. As of the date on which funds are to be advanced, all representations and warranties contained in the Credit Agreement and in the other Credit Documents will be true and correct in all material respects.

                                  Exhibit 2.2-1

5. As of the date on which funds are to be advanced, no Default or Event of Default will exist or be continuing or will be caused by the making of Loans pursuant to this Notice of Borrowing.

                                        ATMOS ENERGY CORPORATION,
                                        a Texas and Virginia corporation

                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------



                         Exhibit 2.2-2

                                                                     Exhibit 2.4

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

TO:      BANK ONE, NA, as Administrative Agent
         1 Bank One Plaza
         Chicago, Illinois 60670

RE: Revolving Credit Agreement dated as of October 22, 2004 among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank One, NA, as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 200___

--------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Loans in the amount of $_________ currently accruing interest at _____ be continued or converted as of ___________, 200__ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the continuation or conversion of all or part of the existing Loans (as set forth above) shall be:

         a. _______ the Base Rate

         b. _______ the adjusted Eurodollar Rate for an Interest Period of:

                    _______ one month
                    _______ two months
                    _______ three months
                    _______ six months

                                        ATMOS ENERGY CORPORATION,
                                        a Texas and Virginia corporation


                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------


                                  Exhibit 2.4-1

                                                                     Exhibit 2.7

                                  FORM OF NOTE


                                                             ___________, 200___


         FOR VALUE RECEIVED, ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the "Borrower"), hereby promises to pay to the order of ______________ (the "Lender"), at the office of Bank One, NA (the "Administrative Agent") as set forth in that certain Revolving Credit Agreement dated as of October 22, 2004 among the Borrower, the Lenders named therein (including the Lender) and the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") (or at such other place or places as the holder of this Note may designate), the aggregate amount of all Loans made by the Lender under the Credit Agreement (and not otherwise repaid), in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Loan until each Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement and evidences Loans made by the Lender thereunder. The Lender shall be entitled to the benefits of the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Loans evidenced by this Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                Exhibit 2.7(b)-1

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                        ATMOS ENERGY CORPORATION,
                                        a Texas and Virginia corporation

                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------



                                Exhibit 2.7(b)-2

                                                                  Exhibit 7.1(c)

                          FORM OF OFFICER'S CERTIFICATE

TO:               BANK ONE, NA, as Administrative Agent
                  1 Bank One Plaza
                  Chicago, Illinois 60670

RE: Revolving Credit Agreement dated as of October 22, 2004 among Atmos Energy Corporation (the "Borrower"), the Lenders named therein and Bank One, NA, as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:             ________________, 200_

--------------------------------------------------------------------------------

         Pursuant to the terms of the Credit Agreement, I, ___________________, ____________ of the Borrower, hereby certify on behalf of the Borrower that, as of the quarter/year ending ____________, 200_, the statements below are accurate and complete in all material respects (all capitalized terms used herein unless defined shall have the meanings set forth in the Credit Agreement):

                  a. Attached hereto as Schedule I are calculations demonstrating compliance by the Borrower with the financial covenant set forth in Section 7.2 of the Credit Agreement, as of the end of the fiscal period cited above.

                  b. No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

                  c. The quarterly/annual financial statements for the fiscal period cited above which accompany this certificate are true and correct and have been prepared in accordance with GAAP (in the case of any quarterly financial statements, subject to changes resulting from audit and normal year-end audit adjustments).

                                        ATMOS ENERGY CORPORATION

                                        By:
                                           ------------------------------
                                        Name:
                                             ----------------------------
                                        Title:
                                              ---------------------------


                                Exhibit 7.1(c)-1

                       SCHEDULE I TO OFFICER'S CERTIFICATE


            COMPLIANCE WITH SECTION 7.2: DEBT TO CAPITALIZATION RATIO


1.       Consolidated Funded Debt                                $
                                                                  -------------

2        Consolidated Capitalization                             $
                                                                  -------------
3.       Debt to Capitalization Ratio:  (Line 1  /  Line 2)
                                                                  -------------


         Maximum Allowed: Line 3 shall be less than or equal to 0.70 to 1.0


                                Exhibit 7.1(c)-2

                                                                 Exhibit 11.3(b)

                          FORM OF ASSIGNMENT AGREEMENT

         Reference is made to that certain Revolving Credit Agreement, dated as of October 22, 2004, among Atmos Energy Corporation (the "Borrower"), the Lenders party thereto and Bank One, NA, as Administrative Agent for the Lenders (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, without recourse and without representation and warranty except as expressly set forth herein, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interest set forth below in the Commitment Percentage of the Assignor on the Effective Date (as defined below) and the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par (unless otherwise agreed to by the Assignor and the Assignee) and periodic payments made with respect to the Assigned Interest which (a) accrued prior to the Effective Date shall be remitted to the Assignor and (b) accrue from and after the Effective Date shall be remitted to the Assignee.

         2. The Assignor (a) warrants to the Assignee that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim created by the Assignor; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or any other document or instrument furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Credit Documents or any document or instrument furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Documents or any document or instrument furnished pursuant thereto and (d) if the Assignor is hereby assigning all of its Commitment, the Assignor attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes in favor of the Assignee.

         3. The Assignee (a) confirms that it is legally authorized to enter into this Assignment Agreement; (b) confirms that it has received a copy of the Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter to this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent


                                Exhibit 11.3(b)-1
by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and (g) attaches any U.S. Internal Revenue Service or other forms required under Section 4.4.

         4. Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent, together with the transfer fee required pursuant to Section 11.3(b) of the Credit Agreement, if any, for acceptance and recording by the Administrative Agent. The effective date for this Assignment Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and the Borrower, as applicable, unless otherwise specified herein.

         5. Upon the consent of the Borrower and the Administrative Agent, as applicable, as of the Effective Date, (a) the Assignment shall be a party to the Credit Agreement and the other Credit Documents and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

         6. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8. Terms of Assignment

            (a)  Date of Assignment:                          ________________

            (b)  Legal Name of Assignor:                      ________________

            (c)  Legal Name of Assignee:                      ________________

            (d)  Effective Date of Assignment:                ________________

            (e)  Commitment Percentage Assigned:              ________________%

            (f)  Commitment Percentage of
                 Assignor after Assignment                    ________________%

            (g)  Total Loans outstanding as of
                 Effective Date                               $________________


                                Exhibit 11.3(b)-2

            (h)  Principal Amount of Loans
                 assigned on Effective Date (the
                 amount set forth in (g) multiplied
                 by the percentage set forth in (e))          $________________

            (i)  Aggregate Commitment                         $________________

            (j)  Principal Amount of Aggregate
                 Commitment Assigned on the
                 Effective Date (the amount set
                 forth in (i) multiplied by the
                 percentage set forth in (e))                 $________________



                                Exhibit 11.3(b)-3

The terms set forth above are hereby agreed to as of the date first above written:


                               as Assignor
-----------------------------,


By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                              as Assignee
-----------------------------,

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------


                                       CONSENTED TO (if applicable):

                                       ATMOS ENERGY CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       BANK ONE, NA,
                                       as Administrative Agent

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                Exhibit 11.3(b)-4